OLLE, MACAULAY & ZORRILLA, P.A.
                                Attorneys At Law
                                1402 Miami Center
                          201 South Biscayne Boulevard
                              Miami, Florida 33131
                                   ----------

                                 (305) 358-9200
                            Telecopier (305) 358-9617



                                 August 20, 1997



First American Railways, Inc.
3700 North 29th Avenue
Suite 202
Hollywood, Florida  33020

                  RE:      FIRST AMERICAN RAILWAYS, INC. FORM S-3
                           REGISTRATION STATEMENT (NO. 333-     )

Gentlemen:

                  We have acted as counsel to First American Railways, Inc., (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the distribution and sale by certain security holders of the Company of (i) 6,519,069 shares of the Company's Common Stock, par value $.001 per share, (ii) 6,482,416 shares which underlie the outstanding Convertible Secured and Subordinated Notes and (iii) up to 8,025,825 shares of the Company's Common Stock which may become outstanding and which underlie (a) the Series A and Financial Advisory Warrants, (b) the "Bradshaw" Warrants, and (c) certain Series A Warrants underlying certain outstanding convertible secured notes, all as more fully described in the Registration Statement (collectively, the "Shares"). You have requested the opinion of this firm with respect to the Shares in connection with the proposed offering to which the Registration Statement relates.

                  We have examined original, photostatic or certified copies of such records of the Company, including the Articles of Incorporation, the Bylaws and minutes, the Registration Statement and other documents as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all documents and instruments submitted to us as certified or photostatic copies. As to various questions of fact material to


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First American Railways, Inc.
August 20, 1997
Page 2




our opinions we have relied upon representations made to us by various officers and directors of the Company and we have not conducted or received independent verification of those facts.

         Based on the foregoing and subject to the comments and exceptions noted below, we are of the opinion that the Shares covered by the Registration Statement have been or, when duly issued and delivered upon warrant exercise as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

                               *  *  *  *  *

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the Commission's rules and regulations thereunder.

                                     Sincerely,

                                     Olle, Macaulay & Zorrilla, P.A.



                                     By: /S/ DENNIS J. OLLE
                                       ------------------------------
                                             Dennis J. Olle

DJO:lk

cc:      Donald P. Cumming